Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-37865, 333-82933, 33-91194, 333-77417, 333-43391, 33-59256, 333-73106, and 333-73092) of infoGROUP Inc. of our report, dated August 29, 2008, relating to the financial statements and supplemental schedule of the infoUSA Inc. 401(k) Plan, which report appears in the December 31, 2007 annual report on Form 11-K of infoGROUP Inc.
/s/ KPMG LLP
Omaha, Nebraska
August 29, 2008